Exhibit 10.1

This Indemnity Agreement is made on [●], 2021 (the “Agreement”).

Between:

(1)	DLocal Limited, an exempted company incorporated in the Cayman Islands (the “Company”); and

(2)	[●], a director and/or officer of the Company (the “Indemnitee”).

Whereas:

(A)	The Indemnitee serves as a director and/or officer of the Company.

(B)	The Indemnitee will perform valuable services to the Company.

(C)

The substantial increase in corporate litigation may subject directors and officers to expensive litigation risks at the same time that the availability of directors’ and officers’ liability insurance has been severely limited.

(D)

It is a condition to the appointment of the Indemnitee as a director and/or officer of the Company that the Company indemnify the Indemnitee so as to provide him/her with the maximum possible protection permitted by law.

(E)	The Company wishes to indemnify the Indemnitee on the terms of this Agreement.

Now it is agreed as follows:

1	Definitions

In this Agreement the following capitalised words and expressions shall have the following meanings:

1.1	In this Agreement:

(a)

the term “Proceeding” shall include any actual or threatened pending or completed action, claim, counterclaim, cross claim, suit, arbitration, mediation, alternative dispute resolution mechanism, investigation, inquiry, administrative hearing or proceeding in any jurisdiction (including, without limitation, the United States, Uruguay and/or the Cayman Islands) whether brought by or in the right of the Company or otherwise and whether of a civil, criminal, administrative or investigative nature, including any appeal therefrom or settlement thereof, in which the Indemnitee was, is or will be involved as a party or otherwise, by reason of the fact that the Indemnitee is or was a Director of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as a Director of the Company, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or fiduciary of another corporation, partnership, joint venture, trust or other enterprise affiliated to the Company and the term “decided in a Proceeding” shall mean a decision by a court, arbitrator(s), hearing officer or other judicial agent having the requisite legal authority to make such a decision in the applicable jurisdiction(s), which decision has become final and from which no appeal or other review proceeding is permissible;

(b)

the term “Expenses” shall include all documented damages, judgments, fines, awards, amounts paid in settlement by or on behalf of the Indemnitee, expenses of investigations, judicial or administrative proceedings or appeals, attorney’s fees incurred in connection with any Proceeding or otherwise in the discharge of the Indemnitee’s duties in respect of the Company, retainers, court costs, transcript costs, fees of experts, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, any federal, state, local or foreign taxes imposed on the Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, and all other disbursements or expenses of the types customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, participating, or being or preparing to be a witness in a Proceeding or responding to, or objecting to, a request to provide discovery in any Proceeding and any expenses of establishing a right to indemnification under this Agreement. Expenses also shall include (i) Expenses incurred in connection with any appeal resulting from any Proceeding, including, without limitation, the premium, security for, and other costs relating to any cost bond, supersedeas bond, or other appeal bond or its equivalent (ii) Expenses incurred in connection with recovery under any directors’ and officers’ liability insurance policies maintained by the Company, regardless of whether Indemnitee is ultimately determined to be entitled to such indemnification, advancement or Expenses or insurance recovery, as the case may be, and (iii) Expenses incurred by the Indemnitee in connection with the interpretation, enforcement or defense of the Indemnitee’s rights under this Agreement, the Articles or under any directors’ and officers’ liability insurance policies maintained by the Company, by litigation or otherwise;

(c)

the terms “Director” and “Director of the Company” shall include the Indemnitee’s service as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise affiliated to the Company (each, an “Additional Appointment”) as well as a director or officer of the Company provided such additional appointment is undertaken solely while the Indemnitee is also a Director of the Company;

(d)	the term “Articles” means the memorandum and articles of association of the Company in force from time to time; and

(e)

the term “Gross Negligence” in relation to a Director of the Company means a standard of conduct beyond ordinary negligence based upon culpable behavior whereby that Director of the Company acts with reckless disregard for the consequences of a breach of duty of care or the fiduciary duties owed to the Company.

2	Indemnity of Director

(a)

Subject to the limitations set forth in Clause 3.3, Clause 3.4, Clause 4 and in the Articles, and in consideration of the Indemnitee agreeing to act as a Director of the Company, the Company (a) hereby agrees to indemnify and hold harmless the Indemnitee in respect of and to pay on behalf of the Indemnitee all Expenses actually incurred by the Indemnitee because of any losses, liabilities, charges, fines, penalties, costs or claims made against him/her in a Proceeding by reason of the fact that he/she is or was a Director of the Company; and (b) shall and hereby does indemnify and hold harmless Indemnitee against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by him or her if, by reason of his or her position as a Director, he or she is, or is threatened to be made, a party to or participant in any Proceeding (including a Proceeding by or in the right of the Company), including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of the Indemnitee.

(b)

If the Indemnitee is entitled under any provision of this Agreement to indemnification by the Company for some or a portion of Expenses, but not, however, for the total amount thereof, the Company shall nevertheless indemnify the Indemnitee for the portion thereof to which the Indemnitee is entitled.

(c)

Whether or not the indemnification provided in Clause 2(a) or Clause 2(a) is available, in respect of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding), the Company shall pay, in the first instance, the entire amount of any judgement or settlement of such Proceeding without requiring the Indemnitee to contribute to such payment and the Company hereby waives and relinquishes any right of contribution it may have against the Indemnitee. The Company shall not enter into any settlement of any Proceeding in which the Company is jointly liable with the Indemnitee (or would be if joined in such Proceeding) unless such settlement provides for a full and final release of all claims asserted against the Indemnitee.

(d)

Without diminishing or impairing the obligations of the Company set forth in the preceding subparagraph, if, for any reason, the Indemnitee shall elect or be required to pay all or any portion of any judgement or settlement in any Proceeding in which the Company is jointly liable (or would be if joined in such Proceeding), the Company shall contribute to the amount of Expenses paid in settlement actually and reasonably incurred and paid or payable by the Indemnitee in proportion to the relative benefits received by the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, from the transaction(s) or event(s) from which such Proceeding arose; provided however, that the proportion determined on the basis of relative benefit may, to the extent necessary to conform to law, be further adjusted by reference to the relative fault of the Company and all officers, directors or employees of the Company, other than the Indemnitee, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding), on the one hand, and the Indemnitee, on the other hand, in connection with the transaction(s) or event(s) that resulted in such Expenses as well as any other equitable consideration which applicable law may require to be considered. The relative fault of the Company and all officers, directors or employees of the Company, other than the Director, who are jointly liable with the Indemnitee (or would be if joined in such Proceeding) on the one hand, and the Indemnitee on the other hand, shall be determined by reference to, amongst other things, the degree to which their actions were motivated by intent to gain personal profit or advantage, the degree to which the liability is primary or secondary and the degree to which their conduct is active of passive. To the fullest extent permissible under applicable law, if the indemnification provided for in this Agreement is unavailable to the Indemnitee for any reason whatsoever, the Company in lieu of indemnifying the Indemnitee shall contribute to the amount incurred by the Director, in connection with any claim relating to an indemnifiable event under this Agreement in such proportion as is deemed fair and reasonable in light of all the circumstances of such Proceeding in order reflect (i) the relative benefits received by the Company and the Indemnitee as a result of the events(s) and/or transaction(s) giving cause to such Proceeding and/or (ii) the relative fault of the Company (and its directors officers, employees and agents) and the Indemnitee in connection with such event(s) and/or transaction(s).

(e)	[RESERVED]

3	Notification and Conduct

3.1

If you receive any demand relating to a Proceeding or become aware of any circumstances which might or may be reasonably expected to give rise to the Company being required to indemnify you pursuant to this Agreement and before incurring any costs, charges or expenses in respect of any Proceeding (including securing legal representation), you shall to the extent not prohibited under applicable law:

(a)

as soon as reasonably practicable, in accordance with Clause 8, give written notice of the circumstances to the Company, as well as any other information which the Company may reasonably request from time to time;

(b)

take all reasonable actions to mitigate any liability you suffer in respect of the circumstances giving rise to the Proceeding (including any action that the Company may reasonably request to avoid, dispute, resist, appeal or defend any Proceeding and shall not make any admission of liability, agreement or compromise with any person in relation to any Proceeding without the prior written consent of the Company);

(c)	forward all documents you receive in respect of such Proceeding to the Company as soon as reasonably practical following receipt;

(d)	assist the Company as it may reasonably require in resisting, defending or settling the Proceeding; and

(e)	provide to the Company all such information in relation to any Proceeding as the Company may reasonably request, and take all such action as the Company may reasonably request.

3.2

Notwithstanding the provisions of Clause 3.1, you shall not be required to provide any document or information to the Company where doing so would result in a loss of privilege in that document or information.

3.3	The Company will be entitled to take over, negotiate and conduct in your name the defence to or settlement of any Proceeding.

3.4	If the Company exercises its right pursuant to Clause 3.3, the Company shall:

(a)

consult with you in relation to the conduct of the Proceeding on aspects of the Proceeding materially relevant to you and keep you reasonably informed of material developments in the Proceeding, provided that the Company shall be under no obligation to provide any information the provision of which is reasonably likely to adversely affect the ability of the Company to claim in respect of the relevant loss under any applicable policy of insurance;

(b)	take into account your reasonable requests relating to the Proceeding (including any settlement) on issues which may be reasonably likely to result in material damage to your reputation; and

(c)

have full discretion in the conduct or settlement of the Proceeding provided you are not required to make any contribution to the settlement and the settlement contains no admission of liability or wrongdoing by you.

4	Limitations on Indemnity

The Company shall not be obligated under this Agreement to make any payment of Expenses to the Indemnitee if:

(a)	such payment is prohibited by applicable law;

(b)	subject to Clause 2(e), such payment is actually made to the Indemnitee under an insurance policy of the Company, except in respect of any excess beyond the amount of payment under such insurance;

(c)	the Indemnitee has received the full benefit of an indemnity from the Company in relation to the indemnity contained in Clause 2 of this Agreement otherwise than pursuant to this Agreement; and

(d)

the obligations for indemnification under this Agreement arise as a result of the Gross Negligence, wilful default, fraud or dishonesty of the Indemnitee seeking payment hereunder; however, notwithstanding the foregoing, the Indemnitee shall be indemnified under this Agreement as to any claims upon which suit may be brought against him/her by reason of any alleged dishonesty on his/her part, unless it shall be decided in a Proceeding that he/she committed acts of Gross Negligence, wilful default, dishonesty or fraud.

5	Advance Payment of Costs

5.1

Expenses incurred by the Indemnitee in defending a claim against him/her in a Proceeding shall be paid by the Company as incurred and in advance of the final disposition of such Proceeding or settlement thereof.

5.2

The Indemnitee hereby agrees and undertakes to repay such amounts advanced by the Company if it shall be decided in a Proceeding that he/she is not entitled to be indemnified by the Company pursuant to this Agreement, the Articles or applicable law.

5.3

If a claim under this Agreement is not paid by the Company, or on its behalf, within thirty (30) days after a written claim has been received by the Company, the Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim and if successful in whole or in part, the Indemnitee shall also be entitled to be paid the Expenses of prosecuting such claim.

6	Enforcement

The Company expressly confirms and agrees that it has entered into this Agreement and assumes the obligations imposed on it hereby in order to induce the Indemnitee to serve as a Director of the Company, and the Company acknowledges that the Indemnitee is relying upon this Agreement in serving as a Director of the Company.

7	Subrogation

In the event of payment under this Agreement, to the extent permitted or required by applicable law the Company shall be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee, who shall execute all papers reasonably required and shall do everything that may be reasonably necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.

8	Notice

8.1	Notice to the Company shall be given in accordance with this Agreement at its registered office (or such other address as the Company shall designate in writing to the Indemnitee from time to time).

8.2

Notice shall be deemed received if (i) delivered by hand, on the date so delivered, or (ii) sent by courier, on the five business days after being so sent, or (iii) if sent by e-mail, upon receipt of a confirmation of receipt e-mail.

9	Severability

If this Agreement or any portion thereof shall be invalidated on any ground by any court of competent jurisdiction, the Company shall nevertheless indemnify the Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been invalidated or by any other applicable law.

10	Indemnification Hereunder Non-Exclusive

Subject to applicable law, the rights of indemnification as provided by this Agreement shall not be deemed exclusive of any other rights to which Indemnitee may at any time be entitled under applicable law or the Articles. No amendment, alteration or repeal of this Agreement or of any provision hereof shall limit or restrict any right of Indemnitee under this Agreement in respect of any action taken or omitted by such Indemnitee as a Director prior to such amendment, alteration or repeal. No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.

11	Coverage and Continuation of Indemnification

11.1

The indemnification under this Agreement is intended to and shall extend to the Indemnitee’s service as a Director prior to and after the date of the Agreement. Further, for the purposes of the coverage afforded by this Agreement, any Additional Appointment which a Director holds on ceasing to be a Director of the Company (or successor thereto) shall be deemed to terminate automatically on such Director ceasing to be Director of the Company (or successor thereto).

11.2	The indemnification under this Agreement shall continue as to the Indemnitee even though he/she may have ceased to be a Director.

11.3

To the extent that the Company maintains an insurance policy or policies of the type or class providing liability insurance for directors and officers of the Company or of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise that such person serves at the request of the Company, the Indemnitee shall be covered by such policy or policies in accordance with its or their terms to the maximum extent of the coverage available for any director or officer under such policy or policies.

12	Successors and Assigns

This Agreement shall be binding upon the parties and their respective successors and assignees. No party shall assign its rights or obligations under this Agreement without the consent of the other party.

13	Counterparts

This Agreement may be executed in any number of counterparts, each of which shall constitute the original.

14	Applicable Law

The terms and conditions of this Agreement and the rights of the parties hereunder shall be governed by and construed in all respects in accordance with the laws of the Cayman Islands. The parties to this Agreement hereby irrevocably agree that the courts of the Cayman Islands shall have exclusive jurisdiction in respect of any dispute, suit, action, arbitration or proceedings which may arise out of or in connection with this Agreement and waive any objection to such proceedings in the courts of the Cayman Islands on the grounds of venue or on the basis that they have been brought in an inconvenient forum.

15	Entire Agreement

This agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof.

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In witness whereof the parties hereto have executed this Agreement as a deed on the day and year first above written.

Executed as a deed for and on behalf of		)

DLocal Limited	)

by:	)

)

Authorised Signatory

In the presence of:

Witness Name:

Witness Address:

Witness Occupation:

Executed as a deed by the Indemnitee:	)

)

)

)

Print Name:

In the presence of:

Witness

Witness Name:

Witness Address:

Witness Occupation: